EXHIBIT 11.2

Execution Copy

EVOLVING GOLD CORPORATION

and

MERIDIAN MINERALS CORP.

EARN-IN AGREEMENT Made as of July 31, 2006

iii.

iv.

EARN-IN AGREEMENT

THIS EARN-IN AGREEMENT is entered into and made effective as of August ______, 2006.

BETWEEN:

EVOLVING GOLD CORPORATION, a corporation incorporated under the laws of the Canada, having its registered office in Vancouver, British Columbia, Canada

(“Evolving”)

AND:

MERIDIAN MINERALS CORP., a company incorporated under the laws of Delaware, having its principal offices in Reno, Nevada

(“Meridian Minerals”)

WITNESSES THAT WHEREAS:

A.

Pursuant to the terms and conditions of an Option and Royalty Agreement (the “Option Agreement”) dated March 22, 2004 between Golden Arc Mining & Refining Inc. (“Golden Arc”) and AHL Holdings Ltd. (“AHL”), Golden Arc granted to AHL an option to purchase 100% of the right, title and interest in the unpatented mining claims listed in Schedule 2 to this Agreement, all of which are located in the County of Humboldt, State of Nevada, USA (the “Claims”);

B.

On December 3, 2004, AHL, together with its sole shareholder Golden Sands Exploration Inc., (“Golden Sands”) entered into an Option and Royalty Agreement with Evolving, as amended on January 7, 2005, February 25, 2005, April 21, 2005, January 25, 2006, April 27, 2006, June 16, 2006, and, as further amended and restated on July _______, 2006 (the “Underlying Agreement”) pursuant to which AHL granted to Evolving the option to purchase 100% of the right, title and interest in the Claims acquired by AHL from Golden Arc in accordance with the Option Agreement;

C.

In keeping with the terms of the Underlying Agreement, Evolving has maintained exclusive possession and the right to explore and mine the Claims, free and clear of Encumbrances, other than Permitted Encumbrances;

D.

Pursuant to a Letter Agreement between Evolving and Meridian Gold Inc. (“Meridian Gold”) dated September 22, 2005, Evolving agreed to grant Meridian Gold an earn-in to acquire, directly or indirectly, an undivided 70% interest in Evolving’s option to purchase 100% of the right, title and interest in the Claims;

E.	Meridian Gold has assigned all of its rights and obligations under the Letter Agreement to Meridian Minerals;

F.	Meridian Minerals has agreed to fund exploration and development activities on the Properties; and

2.

G.

Evolving has agreed, that upon completion of the Payments, Expenditures and Committed Expenditures in accordance with Article 3 of this Agreement, 70% of the interest in the Claims will irrevocably be vested in Meridian Minerals and Evolving and Meridian Minerals shall establish between them a joint venture in respect of the Claims.

NOW THEREFORE in consideration of the premises and the covenants, agreements, representations and warranties herein, the sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

ARTICLE 1
INTERPRETATION

1.1                      Defined Terms.

As used in this Agreement, the following terms have the following meanings:

“Additional Property” means any Mineral Rights or Surface Rights within the Area of Interest that become subject to the terms of this Agreement pursuant to Article 12.

“Advance Royalty Payments” means advance royalty payments in accordance with Section 2.4(h) .

“Affiliate” means any person, partnership, limited liability company, joint venture, corporation, or other form of enterprise which Controls, is Controlled by, or is under common Control with a Participant.

“Agreement” means this Exploration and Acquisition Agreement, including all amendments and modifications, and all schedules and exhibits, all of which are incorporated herein by reference.

“AHL” means AHL Holdings Ltd.

“Anniversary Date” means each or any anniversary of December 3, 2004.

“Area of Interest” means the area within a perimeter constituted by the outside boundaries of the Claims plus any Additional Property, plus one mile.

“Authorization” means, with respect to any Participant, any order, permit, approval, waiver, licence or similar authorization of any governmental or public department, central bank, commission, board, bureau, agency or instrumentality or stock exchange having jurisdiction over the Participant, and includes any bond, deposit or other security required by any order, permit, approval, waiver, licence or authorization.

“Budget” means a detailed estimate of all costs to be incurred and Expenditures to be made, and a schedule of cash advances to be made, by the Participants with respect to a Program.

“Business” means the contractual relationship of the Participants under this Agreement.

“Business Day” means any day of the year, other than a Saturday, Sunday or any other day on which banks are closed in Toronto, Ontario, Canada or in Reno, Nevada.

“Commencement Date” means September 22, 2005, the date of the Letter Agreement.

3.

“Committed Expenditures” has the meaning ascribed to that term in Section 3.2.

“Claims” means the unpatented mineral claims and applications for unpatented mineral claims described in Schedule 2 of this Agreement, as they exist on the date of this Agreement and a “Claim” is any of them.

“Confidential Information” means all information, data, knowledge and know-how (including, but not limited to, formulae, patterns, compilations, programs, devices, methods, techniques and processes) that derive independent economic value, actual or potential, as a result of not being generally known to, or readily ascertainable by, third parties and which is the subject of efforts that are reasonable under the circumstances to maintain its secrecy, including without limitation all analyses, interpretations, compilations, studies and evaluations of such information, data, knowledge and know-how generated or prepared by or on behalf of either Participant.

“Control” used as a verb means, when used with respect to an entity, the ability, directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such entity through: (i) the legal or beneficial ownership of voting securities or membership interests; (ii) the right to appoint managers, directors or corporate management; (iii) contract; (iv) an operating agreement; (v) a voting trust; or (vi) otherwise; and, when used with respect to a person, means the actual or legal ability to control the actions of another, through family relationship, agency, contract or otherwise; and “Control” used as a noun means an interest which gives the holder the ability to exercise any of the foregoing powers.

“Earn-In” has the meaning set out in Section 3.1.

“Earn-In Period” means the period beginning with the Commencement Date and ending on the earliest of: (i) the date upon which the Earn-In has been completed pursuant to Section 3.4 and (ii) the date upon which the Option has been terminated.

“Effective Date” means the effective date of this Agreement, as set forth in its opening language.

“Encumbrance” means any mortgage, charge, pledge, hypothecation, security interest, assignment, lien (statutory or otherwise), charge, title retention agreement or arrangement, royalty, restrictive covenant or other claim or encumbrance of any nature, whether or not capable of being registered against title.

“Environmental Compliance” means actions performed during or after Operations to comply with the requirements of all Environmental Laws or contractual commitments related to reclamation of the Properties or other compliance with Environmental Laws.

“Environmental Compliance Fund” has the meaning set out in the Section 2.14 of the Joint Venture Agreement, annexed hereto as Schedule 3.

“Environmental Laws” means Laws aimed at reclamation or restoration of the Properties; abatement of pollution; protection of the environment; protection of wildlife, including endangered species; ensuring public safety from environmental hazards; protection of cultural or historic resources; management, storage or control of hazardous materials and substances; releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances as wastes into the environment, including without limitation, ambient air, surface water and groundwater; and all other Laws relating to the manufacturing, processing,

4.

distribution, use, treatment, storage, disposal, handling or transport of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

“Environmental Liabilities” means any and all claims, actions, causes of action, damages, losses, liabilities, obligations, penalties, judgments, amounts paid in settlement, assessments, costs, disbursements, or expenses (including, without limitation, attorneys' fees and costs, experts' fees and costs, and consultants' fees and costs) of any kind or of any nature whatsoever that are asserted against either Participant, by any person or entity other than the other Participant, alleging liability (including, without limitation, liability for studies, testing or investigatory costs, cleanup costs, response costs, removal costs, remediation costs, containment costs, restoration costs, corrective action costs, closure costs, reclamation costs, natural resource damages, property damages, business losses, personal injuries, penalties or fines) arising out of, based on or resulting from: (i) the presence, release, threatened release, discharge or emission into the environment of any hazardous materials or substances existing or arising on, beneath or above the Properties and/or emanating or migrating and/or threatening to emanate or migrate from the Properties to off-site properties; (ii) physical disturbance of the environment; or (iii) the violation or alleged violation of any Environmental Laws.

“Expenditures” means all costs and expenses of whatever kind or nature actually spent or incurred by or on behalf of Meridian Minerals since the Commencement Date (including, without limitation, those described in Section 3.2) in the conduct of exploration, development and evaluation activities on or in relation to the Properties including, without limitation:

(i)	in searching title and curing title defects;

(ii)	in acquiring Additional Properties;

(iii)

in holding the Properties in good standing (including any monies expended as required to comply with Laws, such as for the completion and submission of assessment work and filings required in connection therewith), in defending title to the Properties and for any payments to underlying property owners;

(iv)

in preparing for and in the application for and acquisition of environmental permits and other Authorizations necessary or desirable to commence and complete exploration, development and evaluation activities on the Properties;

(v)

in doing geophysical and geological surveys, drilling, assaying and metallurgical testing, including costs of assays, metallurgical testing and other tests and analyses to determine the quantity and quality of minerals, water and other materials or substances;

(vi)

in acquiring services or facilities or the use thereof and for all parts, supplies and consumables, provided that any cost or expense paid or incurred in connection with properties or rights therein in which Evolving has an interest but which are required for the development of the Properties will be reasonably and in good faith allocated according to the benefit or potential benefit to the Properties;

5.

(vii)	for salaries and wages for employees assigned to exploration, development and evaluation activities;

(viii)	the expenses of all persons engaged in work with respect to and for the benefit of the Properties including for their travel, food, lodging and other reasonable needs;

(ix)	payments to contractors or consultants for work done, services rendered or materials supplied;

(x)	all taxes or other imposts levied against or in respect of the Properties or activities thereon and the cost of insurance premiums and performance bonds or other security; and

(xi)

an administrative charge equal to 3% of all Expenditures (other than Expenditures on capital assets). The parties agree that the administrative charge is intended to compensate Meridian Minerals for its home office overhead and general and administrative expenses incurred in managing the Project and is not intended to result in net profit to Meridian Minerals. The parties further agree that the administrative charge is subject to a right of review and dispute in accordance with the arbitration provisions of this Agreement by either Evolving or Meridian Minerals.

“Golden Arc” means Golden Arc Mining & Refining Inc., and includes its affiliates, specifically but not limited to, Harris Engineering and Mining Co. and H.E.M. Company.

“Golden Sands” means Golden Sands Exploration Inc.

“Initial Contribution” means the contribution of Payments, Expenditures and Committed Expenditures in accordance with Article 3 of this Agreement.

“Intervening Event” has the meaning set out in Section 8.1.

“Joint Venture” means the joint venture formed in relation to the Project, as contemplated in Section 3.4 and as more particularly described in Article 6.

“Joint Venture Agreement” means the form of joint venture exploration and mine development agreement attached as Schedule 3 to be entered into by the parties upon fulfilment of all obligations of the Agreement.

“Laws” means applicable laws including all statutes, codes, ordinances, decrees, rules, regulations, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, policies, guidelines, and general principles of common and civil law and equity, binding on or affecting the Person or Property referred to in the context in which the word is used.

“Letter Agreement” means the letter agreement dated September 22, 2005 between Evolving and Meridian Gold that contemplated the parties entering into this Agreement.

“Manager” means the Participant appointed as Manager under Section 5.1 to manage the Project.

6.

“Meridian Gold” means Meridian Gold Inc.

“Meridian Claims” has the meaning set out in Section 6.1(c)

“Meridian Minerals” Meridian Minerals Corp.

“Mineral Reserves” shall include the terms “proven mineral reserve” and “probable mineral reserve” and shall have the meanings ascribed to them in NI 43-101.

“Mineral Resources” shall include the terms “measured mineral resource”, “indicated mineral resource” and “inferred mineral resource” and shall have the meanings ascribed to them in NI 43-101.

“Mineral Rights” means interests in minerals and rights to minerals including, without limitation, exploration licenses, unpatented mineral claims, patented mineral claims and other forms of mineral title, whether contractual, statutory or otherwise.

“NSR Royalty” means the two percent (2.0%) in aggregate NSR Royalty payable pursuant to the Underlying Agreement.

“NI 43-101” means National Instrument 43-101, entitled “Standards of Disclosure for Mineral Projects”, as issued by the Canadian Securities Administrators, as it or its successor instrument exists on the date of reference.

“Operations” has the meaning set out in the Joint Venture Agreement annexed hereto as Schedule 3.

“Option Agreement” means an Option and Royalty Agreement dated March 22, 2004 between Golden Arc and AHL.

“Payments” means payments payable by Meridian Minerals pursuant to Section 3.2.

“Participant” means Evolving or Meridian Minerals or any permitted successor or assign of Evolving or Meridian Minerals under this Agreement.

“Permitted Encumbrances” means those Encumbrances listed in Schedule 4 hereto.

“Person” means a natural person, partnership, limited liability partnership, corporation, joint stock company, trust, unincorporated association, joint venture or other entity or governmental entity, and pronouns have a similarly extended meaning.

“Pre-feasibility Study” means a comprehensive study of the viability of a mineral project that has advanced to a stage where the mining method, in the case of underground mining, or the pit configuration, in the case of an open pit, has been established, and which, if an effective method of mineral processing has been determined, includes a financial analysis based on reasonable assumptions of technical, engineering, operating, economic factors and the evaluation of other relevant factors which are sufficient for a qualified person, acting reasonably, to determine if all or part of the mineral resource may be classified as a mineral reserve.

“Principal Areas” means the areas of the Properties known as the Winnemucca Mountain Property located in Humboldt County, Nevada.

7.

“Program” means a description in reasonable detail of the activities to be carried out and the objectives to be accomplished by the Manager for the relevant period.

“Project” means the project for the exploration and development of the Properties.

“Properties” means the Claims and any Additional Property.

“Qualified Person” has the meaning ascribed to that term under NI 43-101.

“Surface Rights” means any interest in any real property, whether freehold, leasehold, license, right of way, easement or any other surface or other right in relation to real property, and includes water rights or any interest therein, but does not include any Mineral Rights.

“Title Report” means the Title Report dated October 5, 2005 prepared by Sylvia J. Good, RPL, relating to the Principal Areas.

“Underlying Agreement” means the Option and Royalty Agreement dated December 3, 2004, as amended on January 7, 2005, February 25, 2005, April 21, 2005, January 25, 2006, April 27, 2006, June 16, 2006, and, as further amended and restated on July _____, 2006 between AHL, Golden Sands and Evolving, annexed hereto as Schedule 7.

1.2                       Included Words

           This Agreement will be read with such changes in gender or number as the context will require.

1.3                       Headings

           The headings to the articles, paragraphs, parts or clauses of this Agreement are inserted for convenience only and will not affect the construction hereof.

1.4                       References

           Unless otherwise stated, a reference herein to a numbered or lettered article, section or schedule refers to the article, section or schedule bearing that number or letter in this Agreement. A reference to “this Agreement”, “hereof”, “hereunder”, “herein” or words of similar meaning, means this Agreement including the schedules hereto, together with any amendments thereof.

1.5                       Currency

           All dollar amounts expressed herein, unless otherwise specified, refer to lawful currency of the United States.

8.

1.6                       Schedules

           The following schedules are incorporated into this Agreement by reference:

Schedule 1	Representations and Warranties
Schedule 2	Claims
Schedule 3	Joint Venture Agreement
Schedule 4	Permitted Encumbrances
Schedule 5	Certificate of AHL Holdings Ltd.
Schedule 6	Certificate of Golden Sands Exploration Inc.
Schedule 7	Underlying Agreement

1.7                       Governing Law

           This Agreement will be construed and governed by the laws in force in the State of Nevada, and, except where matters are expressed herein to be subject to arbitration, the courts of the State of Nevada will have exclusive jurisdiction to hear and determine all disputes arising hereunder. This Section will not be construed to affect the rights of a party to enforce a judgment or award outside the State of Nevada. This Agreement is to be construed as an option only and nothing therein shall obligate the optionee to do anything or pay any amount except where expressly herein provided.

1.8                       Severability

           If any provision of this Agreement is or becomes illegal, invalid or unenforceable, in whole or in part, the remaining provisions will nevertheless be and remain valid and subsisting and the said remaining provisions will be construed as if this Agreement had been executed without the illegal, invalid or unenforceable portion.

ARTICLE 2
REPRESENTATIONS, WARRANTIES AND COVENANTS

2.1                       Representations and Warranties of Evolving

           Evolving represents and warrants to Meridian Minerals the representations and warranties set forth in Part A of Schedule 1 to this Agreement.

2.2                       Representations and Warranties of Meridian Minerals

           Meridian Minerals represents and warrants to Evolving the representations and warranties set forth in Part B of Schedule 1 to this Agreement.

2.3                       Survival of Representations and Warranties

           The representations, warranties and covenants contained in this Agreement are conditions on which the parties have relied in entering into this Agreement and will survive the execution hereof. All representations, warranties and covenants will terminate upon the exercise of the Earn-In. Each of Evolving and Meridian Minerals will indemnify and save the other harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by them and contained in this Agreement. A party may waive any of such representations, warranties, covenants, agreements or conditions in whole or in part at any

9.

time without prejudice of its right in respect of any other breach of the same or any other representation, warranty, covenant, agreement or condition.

2.4                       Covenants of Evolving (AHL and Golden Arc)

           Evolving covenants and agrees that concurrent with entering into of this Agreement, it will deliver to Meridian Minerals, a certificate executed by AHL in the form attached as Schedule 5 and a certificate executed by Golden Arc in the form attached as Schedule 6.

2.5                       Covenants of Evolving (Underlying Agreement)

           Evolving covenants and agrees that forthwith after execution of this Agreement it shall continue fulfilling its obligations pursuant to Section 3.2 the Underlying Agreement in order to maintain its 100% interest in the Claims. Evolving shall:

(a)	on or before December 31, 2007 issue and deliver to Golden Sands 500,000 common shares in the capital of Evolving;

(b)	make advance royalty payments (the “Advance Royalty Payments”) to AHL pursuant to the following schedule:

	(i)	on or before December 3, 2006 pay to AHL the sum of US$10,000;

	(ii)	on or before December 3, 2007 pay to AHL the sum of US$20,000; and

(iii)

pay to AHL the sum of US$20,000 on each successive anniversary of December 3 until production commences from the Claims and continues uninterrupted for a period of 12 consecutive months, at which time all further obligations to pay Advance Royalty Payments will terminate, except for those Advance Royalty Payments previously unpaid by Evolving;

(c)	by July 13, 2006, or as soon as possible thereafter:

	(i)	prepare a technical report prepared in accordance with National Instrument 43-101 and it is agreed that the author of such report need not be independent of Evolving;

	(ii)	prepare and deliver to the AHL an Exploration Expense Report for the period from December 3, 2004 to June 30, 2006; and

(iii)

deliver to the AHL all data, information and reports on work carried out by the Evolving during the Option Period (as defined in the Underlying Agreement) on the Claims, all drill core, assay pulps, maps, drilling logs, assay results and other technical data compiled by the Evolving with respect to the Claims and copies of all books, accounts and records of operations conducted by or on behalf of the Evolving on the Claims and not previously delivered to the AHL, all of which material is to be presented in both electronic (if available) and hard copy; and

10.

(d)

deliver by June 30, 2009 to AHL a written notice that all things set out in Subsection 3.2 of the Underlying Agreement have been completed within the time frames set out therein and that Evolving elects to exercise the Option (the “Notice of Exercise”).

2.6                       Covenants of Evolving (Title Report)

           Evolving covenants and agrees that, as recommended in the Title Report, it shall within sixty (60) days of the Effective Date of this Agreement, obtain a legal opinion as to efficacy of Quitclaim Deed dated February 27, 2004 from Harris Engineering & Mining Co. (HEM Co.) to Golden Arc.

2.7                       Covenants of the Participants

           The Participants covenant and agree as follows:

(a)	The NSR Royalty, subject to 2.5(d), as required by the Underlying Agreement, will be payable to AHL for so long as the Participants and/or their successors and assign hold any interest in the Claims;

(b)

Payment of the NSR Royalty will be made quarterly within 30 days after the end of each yearly quarter based upon a year commencing on the 1st day of January and expiring on the 31st day of December in any year in which ore is produced or removed from the Claims. Within 60 days after the end of each year for which the NSR Royalty is payable, the records relating to the calculation of the NSR Royalty for such year will be audited by the Participants and any adjustments in the payment of the NSR Royalty will be made forthwith after completion of the audit. All payments of the NSR Royalty for a year will be deemed final and in full satisfaction of all obligations of the Participants in respect thereof if such payments or calculations thereof are not disputed by AHL within 60 days after receipt by AHL of the said audit statement. The Participants will maintain accurate records relevant to the determination of the NSR Royalty. Meridian Minerals acknowledges that, in accordance with the Underlying Agreement, AHL or its authorized agent, shall be permitted the right to examine such records at all reasonable times;

(c)

The determination of the NSR Royalty is based on the premise that production will be developed solely on the Claims except that the Participants will have the right to commingle ore mined from the Claims with ore mined and produced from other properties provided the Participants will adopt and employ reasonable practices and procedures for weighing, sampling and assaying, in order to determine the amounts of products derived from, or attributable to ore mined and produced from the Claims. The Participants will maintain accurate records of the results of such sampling, weighing and analysis with respect to any ore mined and produced from the Claims. Meridian Minerals acknowledges that, in accordance with the Underlying Agreement, AHL or its authorized agents will be permitted the right to examine at all reasonable times such records pertaining to commingling of ore or to the calculation of Net Smelter Returns;

(d)

The Participants shall have the right at any time to purchase up to 100% of the NSR Royalty on the Claims by paying to AHL the sum of $1,000,000 for each one of the two percentage points of the NSR Royalty on the Claims; and

11.

(e)

As AHL is responsible for paying a royalty to Golden Arc under the Option Agreement, each of the Participants will use its best efforts with AHL to ensure that payments of royalty under this Agreement to AHL, will also be paid by AHL to Golden Arc to the extent necessary to ensure that the royalty payments of AHL to Golden Arc are kept in good standing.

ARTICLE 3
GRANT AND EXERCISE OF EARN-IN

3.1                       Grant of Earn-In

           Evolving hereby grants to Meridian Minerals the sole and exclusive earn-in (the “Earn-In”) in accordance with this Article 3, to acquire indirectly an undivided 70% interest in the option granted to Evolving pursuant to the Underlying Agreement, which option grants to Evolving the right to purchase 100% of the right, title and interest in and to the Claims, free and clear of all Encumbrances.

3.2                       Requirements for Completion of Earn-In

           To complete the Earn-In, subject to the terms and conditions of this Agreement, Meridian Minerals must:

(a)

on or before the following dates while the Agreement remains in effect, as a condition precedent to maintaining the Agreement in effect, make the following payments (the “Payments”) representing a cumulative total of US$500,000 to Evolving:

(i)

on closing of the transactions underlying this Agreement, such closing to be conditional upon Meridian Minerals receiving the documentation enumerated in Section 2.6 of this Agreement, payment of US$80,000;

	(ii)	on or before December 31, 2006, payment of US$80,000;

	(iii)	on or before December 31, 2007, payment of US$100,000;

	(iv)	on or before December 31, 2008, payment of US$240,000; and

(b)

on or before December 31, 2006, subject to Article 8, Meridian Minerals will, in addition to the Payments and Expenditures described in 3.2(a) and 3.2(c) fund Expenditures aggregating US$500,000 (the “Committed Expenditures”); and

(c)

on or before the following dates, make the following Expenditures (which amounts do not include the Payments) while, and as a condition precedent to, maintaining the Agreement in effect, which Expenditures will represent a cumulative total of US$3,500,000:

	(i)	on or before December 31, 2007, Expenditures of US$1,500,000; and

	(ii)	on or before December 31, 2008, Expenditures of US$2,000,000.

           Expenditures and Committed Expenditures in any period referred to in Section 3.2 in excess of the amounts specified may be carried over to the subsequent period or periods. Meridian Minerals

12.

expressly agrees to allocate a minimum of seventy-five percent (75%) of all yearly Expenditures to technical work to be conducted on the Claims. All Payments (save and except for the payment indicated in section 3.2(a)(i)) and Expenditures are not to be considered irrevocable obligations of Meridian Minerals.

3.3                       Withholding Taxes

           Meridian Minerals shall be entitled to withhold 10% of any and all present or future U.S. federal, state or local taxes, levies, imposts, duties, fees, assessments, deductions, charges or withholdings, and all liabilities with respect thereto (“Taxes”) from fees payable pursuant to Subsection 3.2(a) if and to the extent that Meridian Minerals is required by applicable tax statutes or regulations.

           In the event Meridian Minerals withholds Taxes from amounts payable pursuant to Subsection 3.2(a), it shall pay to the appropriate taxing authority, in a timely manner, the full amount of Taxes and other amounts it has withheld. To the extent Evolving claims that it is not subject to tax or exempt from withholding, Evolving shall execute forthwith the appropriate Internal Revenue Service or other taxing authority tax forms or filings and provide them to Meridian Minerals. In the event such forms are not received by Meridian Minerals thirty (30) days before such payment is to be made by Meridian Minerals, Meridian Minerals shall withhold and remit any applicable tax. To the extent Meridian Minerals withholds such taxes, Meridian Minerals shall provide any tax information filing as required by statute or regulation to indicate that such taxes were remitted and paid on behalf of Evolving.

3.4                       Effect of Completion of Earn-In

           Upon Meridian Minerals having incurred the Initial Contribution in accordance with Section 3.2:

(a)	the Earn-In will have been successfully completed without further action by the parties;

(b)	Meridian Minerals will be the legal and beneficial owner of 70% of Evolving’s interest in the Claims; and

(c)	the Joint Venture will be formed pursuant to Article 6.

3.5                       Termination of the Earn-In

           The Earn-In will terminate if:

(a)	Meridian Minerals does not comply with the requirements of Section 3.2 within the time periods set out therein;

(b)	at any time, during the term of the Agreement, Meridian Minerals delivers notice to Evolving that it wishes to terminate the Earn-In, whereupon the Earn-In will terminate 60 days thereafter; or

(c)

at any time, during the term of the Agreement, Evolving ceases to maintain its interest in the Claims or there is a dispute of a material nature as between Evolving and AHL, Meridian Mineral’s obligations in connection with this Agreement will forthwith cease and terminate.

13.

           If any Participant (a “Defaulting Party”) is in default of any requirement herein set forth (including any provision of Article 3 of this Agreement) the Participant affected by such default will give written notice to the Defaulting Party specifying the default and the Defaulting Party will not lose any rights under this Agreement, unless within 30 days after the giving of notice of default by the affected Participant the Defaulting Party has not cured or diligently commenced to cure the default by the appropriate performance and if the Defaulting Party fails within such period to cure or diligently commence to cure any such default, the affected Participant will be entitled to seek any remedy it may have on account of such default.

           The Defaulting Party will pay all expenses relating to the Notice of Default, including, but not restricted to, all legal expenses relating to the Notice of Default. The Defaulting Party will pay such expenses within 10 days of the written demand for the payment of such expenses.

3.6                       Effect of Termination

           Upon termination of the Earn-In pursuant to Section 3.4 Meridian Minerals will have no further right to acquire any interests in the Claims and no further obligations hereunder, except the following:

(a)

to leave the Properties in a safe and orderly condition and, with respect to activities carried out thereon by Meridian Minerals during the Earn-in Period, in accordance with all applicable Environmental Laws and permits, and without any outstanding work orders or directions related to any Environmental Liabilities requiring any work, repairs, construction or capital expenditures with respect to the Properties;

(b)	to deliver at no cost to Evolving or its designee, at a designated location in Nevada:

(i)

all data, information and reports on work carried out by Meridian Minerals during the Earn-in Period on the Properties, all drill core, assay pulps, maps, drilling logs, assay results and other technical data compiled by Meridian Minerals with respect to the Properties and copies of all books, accounts and records of operations conducted by or on behalf of Meridian Minerals on the Properties and not previously delivered to Evolving; and

(ii)

upon the request of Evolving, a form of quitclaim or other instrument satisfactory to Evolving, executed by Meridian Minerals, appropriate to evidence that Meridian Minerals has no further interest in any of the Properties;

(c)

if requested to do so by Evolving, within a period of 90 days following such termination, to remove from the Properties all temporary structures, plant, equipment, machinery, tools, appliances and supplies erected, installed or brought upon the Properties by or on behalf of Meridian Minerals; and

(d)

together with Evolving, perform any other covenants under the Agreement required to be performed upon termination and observe and perform their confidentiality and other obligations pursuant to Article 9.

14.

ARTICLE 4
EARN-IN PERIOD

4.1                       Right of Entry During Earn-in Period

           Throughout the Earn-in Period, Meridian Minerals and its Affiliates, employees, agents and independent contractors will have the right in respect of the Properties to:

(a)	enter thereon;

(b)	have exclusive and quiet possession thereof;

(c)

do such prospecting, exploration, development and/or other mining work thereon and thereunder as Meridian Minerals in its sole discretion may determine to be advisable including, without limitation, the removal of ores, minerals and metals from the Properties, but only for the purpose of testing; and

(d)	bring upon and erect upon the Properties such facilities as Meridian Minerals may deem advisable.

           Meridian Minerals’ rights pursuant to this Section will at all times be subject to any restrictions that may be required by the Laws and to a right of entry in favour of Evolving and AHL to observe the results of the exploration work, so long as Evolving’s and AHL’s right of entry is at its sole risk and expense and so long as it does not unduly interfere with Meridian Minerals’ activities.

4.2                       Obligations of Meridian Minerals During the Earn-in Period

           Meridian Minerals covenants and agrees that during the Earn-in Period:

(a)

Meridian Minerals will do all such things required to keep the Claims in good standing, including, but not restricted to, paying all fees and taxes relating to the Claims and by the doing and filing of all necessary work;

(b)

Meridian Minerals will keep the Claims free and clear of all liens, charges and encumbrances arising from the Meridian Minerals’ operations hereunder and making all other payments which may be necessary in that regard, it being understood that Meridian Minerals may subsequently contest any such lien, charge or encumbrance;

(c)

Meridian Minerals will permit Golden Sands and AHL or their representatives, duly authorized by it in writing, at their own risk and expense, access at all reasonable times to the Claims, but subject to reasonable advance notice to Meridian Minerals, and access to all records prepared by Meridian Minerals in connection with work done or with respect to the Claims;

(d)

Meridian Minerals will prepare a technical report in accordance with National Instrument 43-101 by a qualified person on the Claims and deliver that technical report to Evolving and Golden Sands within 90 days of each December 31 of the term of this Agreement and, in the event that Meridian Minerals terminates this Agreement within 90 days of such termination;

15.

(e)

Meridian Minerals will prepare an exploration expenditure report relating to exploration on the Claims and deliver that exploration expenditure report to Evolving and Golden Sands within 90 days of each December 31 of the term of this Agreement and, in the event that Meridian Minerals terminates this Agreement within 90 days of such termination;

(f)

Meridian Minerals shall make available for review by Evolving and Golden Sands during normal business hours, for a period of one month after the delivery to Evolving and Golden Sands of each Exploration Expense Report, backup invoices, statements and the like verifying such Exploration Expense promptly upon Evolving and Golden Sands written request. Each Exploration Expense Report will be deemed complete and accurate if such calculations in such report are not disrupted in writing by Evolving and Golden Sands within 60 days following receipt by Evolving and Golden Sands of such Exploration Expense Report. In the event that Evolving and Golden Sands dispute any amount (the “Disputed Amount”) set out in the Exploration Expense Report, all such costs incurred by Meridian Minerals in respect of the dispute including, the cost of any audit or other review will be paid by Evolving and Golden Sands to Meridian Minerals, [unless such audit or other review discloses that the reported Disputed Amount is an amount exceeding 5% of the amount determined by such audit or review in which case, Meridian Minerals will bear the full expenses of Meridian Minerals and Evolving and Golden Sands];

(g)

Meridian Minerals will prepare updates relating to the exploration of the Claims and deliver such updates to Evolving and Golden Sands within 30 days of each end of quarter for the term of this Agreement;

(h)

Meridian Minerals will provide Evolving and Golden Sands with copies of all monthly reports prepared by Meridian Minerals pertaining to the Claims within 15 days of each end of month for the term of this Agreement;

(i)	Meridian Minerals will conduct all work on or with respect to the Claims in a careful and minerlike manner and in compliance with all applicable Laws;

(j)	Meridian Minerals will, prior to commencing any work on the Claims, obtain general liability insurance in an amount of not less than $2,000,000;

(k)

Meridian Minerals will indemnify and save Golden Sands and Evolving harmless from any and all claims, suits, actions liabilities and expenses made or brought against it as a result of work done by Meridian Minerals or with respect to the Property; and

(l)

In the event that Meridian Minerals terminates the Earn-In, Meridian Minerals will ensure that the Claims will be unencumbered with respect to any exploration work conducted on the claims by Meridian Minerals or any of its employees, agents or contractors, and that the Claims will remain unencumbered with respect to any exploration work conducted on the Claims by Meridian Minerals or any of this employees, agents or contractors for a period of at least 12 months from the date of such termination.

16.

4.3                       Obligations of Evolving During the Earn-in Period

           Evolving covenants and agrees that during the Earn-in Period:

(a)

Evolving will cause its Affiliates to fulfill the obligations of Evolving under this Agreement including the obligations under this Article 4 and the obligations as set out in Section 2.4 of this Agreement;

(b)

Evolving will not, and will cause its Affiliates not to, create, suffer or allow to exist with respect to the Claims mortgages, pledges, liens, embargoes, prohibitions, purchase option, contract of sale and other encumbrances and clouds on title, including any lease, license or litigation;

(c)

Evolving will not, and will cause its Affiliates not to, sell, transfer, assign, or grant to any third party any right, title or interest in, or any right to acquire any such interest in, all or any part of the Claims; and

(d)

Evolving will not, and will cause its Affiliates not to relinquish, amend, modify or vary any rights as granted to it pursuant to the Underlying Agreement without the express prior written consent of Meridian Minerals.

4.4                       Operations During the Earn-in Period

(a)

Until Meridian Minerals has completed its Initial Contribution, Meridian Minerals shall have the sole right to determine the nature, timing, scope, extent and method of all Operations without any obligation to prepare Programs and Budgets for review, comment or approval by Evolving, or to obtain the approval or consent of Evolving. In conducting such Operations, Meridian Minerals shall be entitled, but shall not be obligated, to exercise any of the applicable powers of the Manager in Section 5.2. For all such Operations, Meridian Minerals shall provide for accrual of reasonably anticipated Environmental Compliance expenses, which shall constitute Expenditures hereunder, and upon completion of its Initial Contribution and the entering into of a Joint Venture with Evolving, Meridian Minerals shall transfer any accrued but unexpended amounts to the Environmental Compliance Fund established in accordance with the Joint Venture Agreement.

(b)

Evolving shall provide Meridian Minerals with written notice of any exceptions it may have to the statement of anticipated Environmental Compliance expenditures submitted to it as provided above within three (3) months after receipt of the statement. Failure to provide such notice within the three (3) month period shall constitute acceptance by Evolving of the stated Expenditures.

ARTICLE 5
THE MANAGER

5.1                       Appointment

           The parties hereby appoint Meridian Minerals as the Manager with overall management responsibility for operations. Meridian Minerals hereby agrees to serve as the Manager during the Earn-In Period.

17.

5.2                       Powers and Duties of Manager

           Subject to the terms and provisions of this Agreement, the Manager shall have the following powers and duties, which shall be discharged in accordance with adopted Programs and Budgets:

(a)	the Manager shall conduct, manage, direct and control operations, including exploration operations and the preparation of proposed Programs and Budgets;

(b)	the Manager shall make all Expenditures necessary to carry out adopted Programs;

(c)

the Manager shall: (i) purchase or otherwise acquire all materials, supplies, equipment, water, utility and transportation services required for operations, such purchases and acquisitions to be made on the best terms available; (ii) obtain such customary warranties and guarantees as are available in connection with such purchases and acquisitions; and (iii) keep the Properties free and clear of all Encumbrances;

(d)

the Manager shall: (i) make or arrange for all payments required by leases, licenses, permits, contracts and other agreements related to the operations; (ii) pay all taxes, assessments and like charges; and (iii) do all other acts reasonably necessary to maintain the Properties; and

(e)	the Manager shall undertake all other activities reasonably necessary to fulfill the foregoing.

5.3                       Standard of Care

           The Manager shall conduct all operations in good, workmanlike and efficient manner using the skill and judgement, and exercising such degree of care and skill, as would reasonably be exercised by an experienced mining company carrying on operations of the nature and scope contemplated by this Agreement.

ARTICLE 6
JOINT VENTURE

6.1                       Formation of Joint Venture

           Upon Meridian Minerals satisfying its obligations pursuant to Article 3 and the successful completion of the Earn-In:

(a)

Meridian Minerals and Evolving will be deemed to have formed a Joint Venture for the purpose of carrying out the Project and all such acts which are necessary or appropriate, directly or indirectly, to:

	(i)	hold the Properties and the other assets of the Joint Venture;

	(ii)	explore the Properties for Minerals and, if feasible, develop a mine thereon;

18.

(iii)	prepare and pay for a Pre-feasibility Study on the Properties and deliver such Pre-feasibility Study to Golden Sands by June 30, 2009; and

(iv)	carry out any other activity in connection with or incidental to any of the foregoing.

(b)	Evolving will contribute all of the Claims and Properties to the Joint Venture.

(c)	Meridian Minerals will contributed claims MUC 1 to 46, together with claims MUC 71 to 168, as described in Schedule 2 (the “Meridian Claims”), to the Joint Venture.

(d)

Meridian Minerals and Evolving will be deemed to have entered into the Joint Venture Agreement in the form set forth in Schedule 3, adopting the requisite tax statutes and regulations in effect at that time to maximize the value of the project to each respective party, and each of them will execute and deliver such form of agreement to the other. Provided that all parties agree to do so, the Joint Venture may be structured other than as a joint venture agreement, but any such arrangement will be on the same terms, mutatis mutandis, as set out in the Joint Venture Agreement, with only those changes as are required to give effect to the different form of agreement or organizational structure.

ARTICLE 7
TRANSFERS

7.1                       Limitations on Transfers

           Unless permitted under and in accordance with this Agreement neither Evolving nor Meridian Minerals will transfer, convey, assign, mortgage or grant an option in respect of or grant a right to purchase or in any manner transfer, alienate or otherwise dispose of (in this Article, whether as a noun or verb and in any form, “Transfer”) its interest in any of the Properties, or transfer or assign any of its rights under this Agreement. Without prejudice to the aforementioned, Meridian Minerals is expressly authorized to assign totally or partially its interest in the Properties or assign any of its rights under this Agreement to any affiliate of Meridian Minerals Corp., which affiliate shall assume in such assignment all and each of the obligations of Meridian Minerals undertaken by virtue of this Agreement.

7.2                       Prohibited Dispositions

           A party is prohibited from Transferring its interest in any of the Properties or any of its rights under this Agreement or the Underlying Agreement, unless such Transfer occurs when such party is not in default of any of its covenants and agreements herein contained and it has received the consent of the other party hereunder to such Transfer, which consent may be withheld in its sole discretion.

           Notwithstanding any other provision of this Article 7, neither Evolving or its Affiliates may Transfer any of their interest under this Agreement or the Underlying Agreement prior to the completion of the Earn-In without the consent of Meridian Minerals, which consent may be withheld by Meridian Minerals in its sole discretion.

19.

ARTICLE 8
FORCE MAJEURE

8.1                       Events

           Notwithstanding any other provisions contained herein, a party will not be liable for its failure to perform any of its obligations nor will it lose any of its rights under this Agreement due to a cause beyond its control including, but not limited to: acts of God, acts of war, terrorism, fire, flood, explosion, strikes, lockouts or other industrial disturbances or civil disturbance, Laws, inability to obtain any Authorizations (where the party seeking to invoke the provisions of this Article has taken all commercially reasonable steps to obtain the necessary Authorizations), non-availability of materials or transportation, and protests, demonstrations or other events causing work stoppages by environmental lobbyists, political or ethnic groups (each an “Intervening Event”).

8.2                       Effect of Intervening Events

           All time limits imposed by this Agreement will be extended by a period equivalent to the period of delay resulting from an Intervening Event described in this Article 8.

8.3                       Obligation to Remove Intervening Events

           A party relying on the provisions of this Article 8 will take all commercially reasonable steps to eliminate any Intervening Event and its effects hereunder and, if possible, will perform its obligations under this Agreement as far as practical, but nothing herein will require such party to settle or adjust any labour dispute or to question or to test the validity of any Law or to complete its obligations under this Agreement if an Intervening Event renders completion impossible.

8.4                       Giving Notice

           A party relying on the provisions of this Article 8 will give notice to the other party forthwith upon the occurrence of the Intervening Event and forthwith after the end of the period of delay when such Intervening Event has been eliminated or rectified.

8.5                       Earn-In Requirements

           For the purposes of this Article 8, the inability of the Meridian Minerals to conduct planned work on any of the Properties, by reason of an Intervening Event (including, without limitation, the inability to obtain all Authorizations necessary for drilling on the Properties and/or the non-availability of equipment where all reasonable steps have been taken to obtain the necessary Authorizations and/or equipment) will be deemed to be an Intervening Event with respect to the funding of Expenditures necessary to maintain and exercise the Earn-In. Each of the deadlines specified in Article 3 for the completion of Expenditures will be extended by the length of the Intervening Event. Meridian Minerals will immediately take all commercially reasonable steps to eliminate any such Intervening Event and its effects, as contemplated in Section 8.3.

ARTICLE 9
CONFIDENTIAL INFORMATION

9.1                       Confidential Information

           Except as specifically otherwise provided for herein, all information obtained hereunder will be

20.

confidential and notwithstanding any termination of this Agreement, neither of the parties will disclose or permit the disclosure of such information or the terms of this Agreement, or use or permit the use of such information other than for the activities contemplated hereunder, as required by any Laws or by the rules and regulations of any regulatory authority or stock exchange having jurisdiction, or with the written consent of the other party, such consent not to be unreasonably withheld.

9.2                       Information in Public Domain

           The provisions of this Article 9 do not apply to information that is in or becomes part of the public domain other than through a breach of the terms hereof.

9.3                       Request to Disclose

           Where a request is made for permission to disclose confidential information hereunder, a reply thereto will be made within three Business Days after receipt of such request, failing which the party requesting will be entitled as if consent had been given to disclose such information in the limited circumstances specified in such request.

ARTICLE 10
ARBITRATION

10.1                       Single Arbitrator

           Subject to the express provision of this Agreement, any matter required or permitted to be referred to arbitration hereunder or in dispute hereunder will be determined by arbitration under the Rules of Arbitration of the International Chamber of Commerce by arbitrators appointed in the State of Nevada under those Rules (in this Article, the “Rules”).

10.2                       Prior Notice

           Any party may refer any such matter to arbitration by written notice to the other party and, within 10 Business Days after receipt of such notice, the parties will agree on the appointment of an arbitrator. No person will be appointed as an arbitrator hereunder unless such person is, by a combination of education and experience qualified to adjudicate the matter in dispute and agrees in writing to act.

10.3                       No Agreement on the Arbitration

           If the parties cannot agree on a single arbitrator as provided in Section 10.2, or if the person appointed is unwilling or unable to act, either party may submit the matter to arbitration before a single arbitrator appointed in accordance with the Rules.

10.4                       Conduct of Arbitration

           Except as specifically provided in this Article 10, an arbitration hereunder will be conducted in English in accordance with the Rules. The arbitrator will fix a time and place in the State of Nevada for the purpose of hearing the evidence and representations of the parties and will preside over the arbitration and determine all questions of procedure not provided for under the Rules or this Article 10. After hearing any evidence and representations that the parties may submit, the arbitrator will make an award and reduce the same to writing and deliver one copy thereof to each of the parties. The decision of the arbitrator will be made within 45 days after the completion of all hearings, subject to any reasonable delay

21.

due to unforeseen circumstances. The expense of the arbitration will be paid as specified in the award. The award of the single arbitrator will be final and binding upon each of the parties.

10.5                       Alleged Default

           If a party is alleged to be in default of any requirement herein, the other party may give written notice to the party in default specifying the default. In such event the party in default will not lose any rights under this Agreement unless, within 30 days after the receipt of the notice of default the defaulting party has failed to take reasonable steps to cure the default by the appropriate performance or has failed to dispute the notice of default by arbitration under this Article 10. Neither party will lose any rights under this Agreement during the period when they are disputing, in good faith, a notice of default. If a notice of default is not so disputed, the party delivering such notice will be entitled to seek any remedy it may have on account of such default pursuant to this Agreement or under any Law.

ARTICLE 11
NOTICE

11.1                       Method

           Each notice, demand or other communication required or permitted to be given under this Agreement will be in writing and will be delivered or sent by facsimile transfer or some other similar form of telecommunication addressed as follows:

If to Evolving at:

Evolving Gold Corporation
Suite 1200, 1188 West Georgia Street
Vancouver, British Columbia
V6E 4A2

with a copy to:

Lang Michener LLP
Barristers & Solicitors
P.O. Box 11117, Royal Centre
1500 – 1055 West Georgia Street
Vancouver, British Columbia
V6E 4N7

Fax: (604) 685-7084

Attention: Desmond Balakrishnan

If to Meridian Minerals at:

Meridian Minerals Corp.
9670 Gateway Drive
Suite 200
Reno, Nevada 89511-8997

Fax: (775) 850-3733

22.

The date of receipt of such notice, demand or other communication will be the date of delivery thereof if delivered and, if given by facsimile transfer or some other form of electronic communication, will be deemed to have been given and received on the day on which it was sent, unless it was sent after 5:00 p.m. local time of the recipient, in which case it will be deemed given and received on the next Business Day.

11.2                       Amending Addresses

           Either party may at any time and from time to time notify the other party in writing in accordance with this Article 11 of a change of address for the purposes of this Agreement.

ARTICLE 12
AREA OF INTEREST

12.1                       Limitation on Right to Acquire Mineral or Surface Interests

           No party may acquire, nor will it permit any Affiliate to acquire, any Mineral Rights or Surface Rights located wholly or in part within one mile of the Area of Interest or any Mineral Rights adjacent thereto (the “Additional Property”) unless the acquisition is made subject to the terms of this Agreement and the acquiring party, or the party whose Affiliate made the acquisition, complies with the provisions of this Article.

12.2                       Expansion of Rights

           During the Earn-in Period, Meridian Minerals will acquire any Surface Rights over the area of a Claim and any Mineral Rights adjacent to a Claim that the Manager reasonably believes are necessary or advisable to further the exploration or development of that Claim. Any such acquisition will constitute an Expenditure.

12.3                       Acquisition within Area of Interest

           If during the Earn-in Period either Participant or an Affiliate of either Participant acquires Mineral Rights or Surface Rights in the Area of Interest other than under Section 12.2, then forthwith after completing the acquisition:

(a)

if the acquiring party is Meridian Minerals or an Affiliate of Meridian Minerals, Meridian Minerals will have such Mineral Rights or Surface Rights registered or recorded in the name of or transferred to AHL; or

(b)

if the acquiring party is Evolving or an Affiliate of Evolving, Evolving will give written notice thereof to Meridian Minerals setting out the location of the Mineral Rights or Surface Rights, including all information known to Evolving or the acquiring party about the same, the costs of acquisition and all other pertinent details relating thereto, and upon receipt of such notice, Meridian Minerals will have a period of 15 days to decide whether the Mineral Rights or Surface Rights in question or any portion thereof will be transferred to AHL for their cost; and

(c)	any Mineral Rights or Surface Rights registered or recorded in the name of or transferred AHL pursuant to this Section 12.3 will thereafter form a part of the Properties.

23.

12.4                       Notice of Rejection

     If, within the 15-day period referred to in Section 12.3(b), Meridian Minerals does not notify Evolving that Mineral Rights or Surface Rights must be transferred to AHL, then it will be deemed to have consented to the acquisition by the acquiring party of the Mineral Rights or Surface Rights not so transferred and the same may thereafter be held or dealt with by the acquiring party and Evolving free of the terms and conditions of this Agreement. The terms of this Article 12 will continue to apply with respect to any future acquisitions of Mineral Rights or Surface Rights within the Area of Interest until all obligations of the Underlying Agreement have been fulfilled and title to the Claims has been validly transferred to Evolving.

12.5                       Further Assurance

           Each of the parties hereto will execute and deliver or cause to be executed and delivered such further documents and instruments and give such further assurances as the other may reasonably require to evidence and give effect to any acquisition and/or transfer of a mineral interest as provided in this Article.

12.6                       Non-Compliance Constitutes Default

           Non-compliance with the provisions of this Article by any acquiring party which is an Affiliate of a Participant will constitute a default under this Agreement by such Participant.

12.7                       Other Activities and Interests

           This Agreement and the rights and obligations of the parties hereunder are strictly limited to the Properties and any Additional Property Claims located within the Area of Interest. Each party will have the free and unrestricted right to enter into, conduct and benefit from business ventures of any kind whatsoever, whether or not competitive with the activities undertaken pursuant hereto, without disclosing such activities to the other party or inviting or allowing the other to participate.

ARTICLE 13
GENERAL

13.1                       Entire Agreement

           This Agreement and the schedules hereto constitute the entire agreement between the parties hereto and supersedes and replaces the Letter Agreement and any other agreement or arrangement, whether oral or written, express or implied, statutory or otherwise heretofore existing between the parties in respect of the subject matter of this Agreement. This Agreement may not be amended or modified except by an instrument in writing signed by each of the parties hereto.

13.2                       No Waiver of Breaches

           No consent or waiver expressed or implied by either party in respect of any breach or default by the other in the performance by such other of its obligations hereunder will be deemed or construed to be a consent to or a waiver of any other breach or default.

24.

13.3                       No Partnership

           Nothing herein will constitute or be taken to constitute the Participants as partners or create any fiduciary relationship between them.

13.4                       Further Assurances

           The parties will promptly execute or cause to be executed all documents, deeds, conveyances and other instruments of further assurance which may be reasonably necessary or advisable to carry out fully the intent of this Agreement or to record wherever appropriate the parties’ respective interests hereunder from time to time including the interests of the Evolving or Meridian Minerals in any of the Properties,

13.5                       Manner of Payment

           Cash payments to be made to any party hereunder may be made by cheque or bank draft delivered to such party at its address for notice purposes as provided herein, or by electronic transfer of funds for the account of such party at such bank or banks in Canada or the United States as such party may designate from time to time by written notice. Such bank or banks will be deemed the agent of the designating party for the purposes of receiving, collecting and receipting such payment.

13.6                       Enurement

           This Agreement will enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

13.7                       Special Remedies

           Each of the parties agrees that its failure to comply with the covenants and restrictions set out in any of Articles 7, 9 and 12 would constitute an injury and damage to the other party impossible to measure monetarily and, in the event of any such failure, the other party will, in addition and without prejudice to any other rights and remedies at law or in equity, be entitled to injunctive relief restraining, enjoining or specifically enforcing the provisions of Article 7, Article 9 or Article 12, as the case may be, and any party intending to breach the provisions of Article 7, Article 9 or Article 12 hereby waives any defence it may have in law to such injunctive or equitable relief.

25.

13.8                       Time of the Essence

           Time is of the essence in the performance of each obligation under this Agreement.

IN WITNESS WHEREOF the parties have executed this Earn-In Agreement.

EVOLVING GOLD CORPORATION, by its authorized signatory:

By:   /s/ Warren McIntyre

MERIDIAN MINERALS CORP., by its authorized signatory:

By:   /s/ Signed

SCHEDULE 1

to the Earn-In Agreement made as of <*> between EVOLVING GOLD CORPORATION and MERIDIAN MINERALS CORP.

REPRESENTATIONS AND WARRANTIES

Part A. Representations and Warranties of Evolving

Evolving represents and warrants to Meridian that:

(a)

To the knowledge of Evolving, AHL is the sole beneficial owner of a 100% interest in the Winnemucca Claims, located in Humboldt County, Nevada (the “Claims”) and has all necessary authority to convey to Evolving its 100% interest in the Claims in accordance with the terms of the Underlying Agreement.

(b)	Evolving has exclusive possession and the right to explore the Claims.

(c)

Evolving has not, and to the knowledge of Evolving, AHL has not, since the date of the Underlying Agreement created, suffered or allowed to exist in respect of the Claims, mortgages, pledges, liens, embargoes and clouds on title, including any lease, license or litigation.

(d)

Evolving, nor any Affiliate of Evolving, and to the knowledge of Evolving, neither AHL nor any Affiliate of AHL, has sold, transferred, assigned or granted to any third party any right, title or interest in, or any right to acquire any such interest in, all or any of the Claims and without limiting the generality of the foregoing, none of them have entered into and there are not any agreements or options to grant or convey any interest in the Properties or to pay any royalties with respect to the Properties except for AHL’s obligation to pay royalties to Golden Arc in accordance with the Option Agreement.

(e)	All necessary acts have been done to keep the Claims in good standing.

(f)

the Claims comprised in the Properties have been duly and validly located, staked and recorded and issued pursuant to all applicable laws and regulations and are in good standing; all activities on or in relation to the Properties up to the date hereof have been in compliance with all Laws including all Environmental Laws; and no conditions exist which could give rise the making of a remediation order or similar order in respect of the Properties or which could subject Meridian Minerals to liability including any Environmental Liabilities;

(g)

Evolving and its Affiliates have full power and absolute authority to grant to Meridian Minerals and its Affiliates the rights provided in the Agreement and has received all written Authorization or approvals required to grant the rights and to enter into and perform the Agreement;

(h)

the execution and delivery of the Agreement and the exercise by Evolving or its Affiliates of the rights granted under the Agreement will not conflict with or be in contravention of any law, regulation or order of any government, government

2.

department or other competent authority or conflict with rights of third parties or result in a breach of or default under any agreement or other instrument or obligation to which any Affiliate is a party or by which any Affiliate or the Properties may be bound;

(i)	the Agreement will constitute a legal, valid and binding obligation of Evolving;

(j)

there are not any suits, actions, prosecutions, investigations or proceedings, actual, pending or threatened, against or affecting Evolving or that relates to or has an adverse effect on the Properties;

(k)	all taxes, rates or other levies or every nature and kind heretofore levied against the Properties have been fully paid and satisfied;

(l)

all expenditures, payments and issuances of securities in Evolving’s capital stock required pursuant to the Underlying Agreement securing Evolving’s interest in the Claims are in good standing. To date, the following payments and issuances of securities have been made by Evolving:

	(i)	100,000 common shares were issued to Golden Arc on or before January 7, 2005;

	(ii)	200,000 common shares were issued to Golden Sands on or before January 7, 2005;

	(iii)	200,000 common shares were issued to Golden Sands on or before February 25, 2005;

	(iv)	400,000 common shares were issued to Golden Sands on or before September 5, 2005;

	(v)	400,000 common shares were issued to Golden Sands on July ______, 2006;

(vi)

Evolving has incurred exploration expenditures on the Claims, on or before December 31, 2005, of not less than 70% of the funds raised by Evolving from the date of the Underlying Agreement to and including October 31, 2005;

	(vii)	the sum of $30,000 was paid to AHL on January 7, 2005; and

	(viii)	the sum of $40,000 was paid to AHL on March 31, 2005;

(m)

Evolving has caused the filing of an application under Rule 15c2-11 of the United States Securities Exchange Act of 1934, has caused such filing to be accepted by the National Association of Securities Dealers and has caused the commencement of trading of the shares of Evolving on the United States Bulletin Board; and

3.

(n)

Evolving has made all payments required to AHL for their reasonable legal expenses relating to (a) the quiet title action and (b) the various breaches of the Underlying Agreement by Evolving and the resulting amendments of the Underlying Agreement.

Part B . Representations and Warranties of Meridian Minerals

Meridian Minerals represents and warrants to Evolving that:

(a)	Meridian Minerals has been duly incorporated and validly exists as a corporation in good standing under the laws of the State of Delaware;

(b)

Meridian Minerals has full power and absolute authority to enter into the Agreement and has received all written Authorizations or approvals required to grant the rights and to enter into and perform the Agreement;

(c)

the execution and delivery of the Agreement and the exercise by Meridian Minerals of the rights granted under the Agreement will not conflict with or be in contravention of any law, regulation or order of any government, government department or other competent authority or conflict with rights of third parties or result in a breach of or default under any agreement or other instrument of obligation to which Meridian Minerals is a party or by which Meridian Minerals may be bound; and

(d)	the Agreement will constitute a legal, valid and binding obligation of Meridian Minerals.

SCHEDULE 2

to the Earn-In Agreement made as of <*> between EVOLVING GOLD CORPORATION and MERIDIAN MINERALS CORP.

CLAIMS

Description:

Claim Name	BLM Serial No.	Registered Owner	Location Date	Status	Expiry Date
WM #1	733156	AHL Holdings Ltd.	01/04/1996	Active	September 1, 2006
WM #2	405978	AHL Holdings Ltd.	04/11/1987	Active	September 1, 2006
WM #3	733157	AHL Holdings Ltd.	01/04/1996	Active	September 1, 2006
WM #4	405980	AHL Holdings Ltd.	04/11/1987	Active	September 1, 2006
WM #5	733158	AHL Holdings Ltd.	01/04/1996	Active	September 1, 2006
WM #6	405982	AHL Holdings Ltd.	04/11/1987	Active	September 1, 2006
WM #8	405983	AHL Holdings Ltd.	04/11/1987	Active	September 1, 2006
WM #10	405984	AHL Holdings Ltd.	04/11/1987	Active	September 1, 2006
Golden West #6	733140	AHL Holdings Ltd.	01/02/1996	Active	September 1, 2006
Golden West #7	733141	AHL Holdings Ltd.	01/02/1996	Active	September 1, 2006
Golden West #8	733142	AHL Holdings Ltd.	01/02/1996	Active	September 1, 2006
Golden West #9	733143	AHL Holdings Ltd.	01/02/1996	Active	September 1, 2006
Golden West #10	733144	AHL Holdings Ltd.	01/02/1996	Active	September 1, 2006
Golden West #11	733145	AHL Holdings Ltd.	01/02/1996	Active	September 1, 2006
Golden West #12	733146	AHL Holdings Ltd.	01/02/1996	Active	September 1, 2006
Golden West #13	733147	AHL Holdings Ltd.	01/02/1996	Active	September 1, 2006
Golden West #14	733148	AHL Holdings Ltd.	01/03/1996	Active	September 1, 2006
Golden West #15	733149	AHL Holdings Ltd.	01/03/1996	Active	September 1, 2006
Golden West #16	733150	AHL Holdings Ltd.	01/03/1996	Active	September 1, 2006

2.

Claim Name	BLM Serial No.	Registered Owner	Location Date	Status	Expiry Date
Golden West #17	733151	AHL Holdings Ltd.	01/03/1996	Active	September 1, 2006
Golden West #18	733152	AHL Holdings Ltd.	01/03/1996	Active	September 1, 2006
Golden West #19	733153	AHL Holdings Ltd.	01/03/1996	Active	September 1, 2006
Amended Golden West Frac A	733154	AHL Holdings Ltd.	01/03/1996	Active	September 1, 2006
Amended Golden West Frac B	733155	AHL Holdings Ltd.	01/03/1996	Active	September 1, 2006
T&C #1	479032	AHL Holdings Ltd.	05/08/1988	Active	September 1, 2006
T&C #2	479033	AHL Holdings Ltd.	05/08/1988	Active	September 1, 2006
T&C #3	479034	AHL Holdings Ltd.	05/08/1988	Active	September 1, 2006
TJ#12	155540	AHL Holdings Ltd.	04/02/1980	Active	September 1, 2006
TJ#14	733159	AHL Holdings Ltd.	01/04/1996	Active	September 1, 2006
TJ#15	733160	AHL Holdings Ltd.	01/04/1996	Active	September 1, 2006
TJ#16	155544	AHL Holdings Ltd.	04/04/1980	Active	September 1, 2006
TJ#17	155545	AHL Holdings Ltd.	04/04/1980	Active	September 1, 2006
TJ#18	155546	AHL Holdings Ltd.	04/04/1980	Active	September 1, 2006
TJ#19	155547	AHL Holdings Ltd.	04/02/1980	Active	September 1, 2006
TJ#29	155557	AHL Holdings Ltd.	04/04/1980	Active	September 1, 2006
TJ#30	155558	AHL Holdings Ltd.	04/17/1980	Active	September 1, 2006
TJ#34	155562	AHL Holdings Ltd.	04/17/1980	Active	September 1, 2006

3.

ADDITIONAL CLAIMS
Description:

Claim Name	BLM Serial No.	Registered Owner	Location Date	Status	Expiry Date
WM 101	NMC887954	AHL Holdings Ltd.	11/10/2004	Active	September 1, 2006
WM 102	NMC887955	AHL Holdings Ltd.	11/10/2004	Active	September 1, 2006
WM 103	NMC887956	AHL Holdings Ltd.	11/10/2004	Active	September 1, 2006
WM 104	NMC887957	AHL Holdings Ltd.	11/10/2004	Active	September 1, 2006
WM 105	NMC887958	AHL Holdings Ltd.	11/10/2004	Active	September 1, 2006
WM 106	NMC887959	AHL Holdings Ltd.	11/10/2004	Active	September 1, 2006
WM 107	NMC887960	AHL Holdings Ltd.	11/10/2004	Active	September 1, 2006
WM 108	NMC887961	AHL Holdings Ltd.	11/10/2004	Active	September 1, 2006
WM 109	NMC887962	AHL Holdings Ltd.	11/10/2004	Active	September 1, 2006
WM 110	NMC887963	AHL Holdings Ltd.	11/10/2004	Active	September 1, 2006
WM 111	NMC887964	AHL Holdings Ltd.	11/10/2004	Active	September 1, 2006
WM 112	NMC887965	AHL Holdings Ltd.	11/10/2004	Active	September 1, 2006
WM 113	NMC887966	AHL Holdings Ltd.	11/10/2004	Active	September 1, 2006
WM 114	NMC887967	AHL Holdings Ltd.	11/10/2004	Active	September 1, 2006
WM 115	NMC887968	AHL Holdings Ltd.	11/10/2004	Active	September 1, 2006
WM 116	NMC887969	AHL Holdings Ltd.	11/10/2004	Active	September 1, 2006
WM 117	NMC887970	AHL Holdings Ltd.	11/10/2004	Active	September 1, 2006
WM 118	NMC887971	AHL Holdings Ltd.	11/10/2004	Active	September 1, 2006
WM 119	NMC887972	AHL Holdings Ltd.	11/10/2004	Active	September 1, 2006
WM 120	NMC887973	AHL Holdings Ltd.	11/10/2004	Active	September 1, 2006
WM 121	NMC887974	AHL Holdings Ltd.	11/13/2004	Active	September 1, 2006
WM 122	NMC887975	AHL Holdings Ltd.	11/10/2004	Active	September 1, 2006
WM 123	NMC887976	AHL Holdings Ltd.	11/10/2004	Active	September 1, 2006

4.

Claim Name	BLM Serial No.	Registered Owner	Location Date	Status	Expiry Date
WM 124	NMC887977	AHL Holdings Ltd.	11/10/2004	Active	September 1, 2006
WM 125	NMC887978	AHL Holdings Ltd.	11/10/2004	Active	September 1, 2006
WM 126	NMC887979	AHL Holdings Ltd.	12/10/2004	Active	September 1, 2006
WM 127	NMC887980	AHL Holdings Ltd.	12/10/2004	Active	September 1, 2006
WM 128	NMC887981	AHL Holdings Ltd.	12/10/2004	Active	September 1, 2006
WM 129	NMC887982	AHL Holdings Ltd.	12/10/2004	Active	September 1, 2006
WM 130	NMC887983	AHL Holdings Ltd.	12/10/2004	Active	September 1, 2006
WM 131	NMC887984	AHL Holdings Ltd.	12/10/2004	Active	September 1, 2006
WM 132	NMC887985	AHL Holdings Ltd.	12/10/2004	Active	September 1, 2006
WM 133	NMC887986	AHL Holdings Ltd.	12/10/2004	Active	September 1, 2006
WM 134	NMC887987	AHL Holdings Ltd.	12/10/2004	Active	September 1, 2006
WM 135	NMC887988	AHL Holdings Ltd.	12/10/2004	Active	September 1, 2006
WM 136	NMC894073	AHL Holdings Ltd.	2/2/2005	Active	September 1, 2006
WM 137	NMC894074	AHL Holdings Ltd.	2/2/2005	Active	September 1, 2006
WM 138	NMC894075	AHL Holdings Ltd.	2/2/2005	Active	September 1, 2006
WM 139	NMC894076	AHL Holdings Ltd.	2/2/2005	Active	September 1, 2006
WM 140	NMC894077	AHL Holdings Ltd.	2/2/2005	Active	September 1, 2006
WM 141	NMC894078	AHL Holdings Ltd.	2/2/2005	Active	September 1, 2006
WM 142	NMC894079	AHL Holdings Ltd.	2/2/2005	Active	September 1, 2006
WM 143	NMC894080	AHL Holdings Ltd.	2/2/2005	Active	September 1, 2006
WM 144	NMC894081	AHL Holdings Ltd.	2/2/2005	Active	September 1, 2006
WM 145	NMC894082	AHL Holdings Ltd.	2/2/2005	Active	September 1, 2006
WM 146	NMC894083	AHL Holdings Ltd.	2/2/2005	Active	September 1, 2006
WM 147	NMC894084	AHL Holdings Ltd.	2/2/2005	Active	September 1, 2006

5.

Claim Name	BLM Serial No.	Registered Owner	Location Date	Status	Expiry Date
WM 148	NMC894085	AHL Holdings Ltd.	2/2/2005	Active	September 1, 2006
WM 149	NMC894086	AHL Holdings Ltd.	2/2/2005	Active	September 1, 2006
WM 150	NMC894087	AHL Holdings Ltd.	2/2/2005	Active	September 1, 2006
WM 151	NMC894088	AHL Holdings Ltd.	2/2/2005	Active	September 1, 2006
WM 152	NMC894089	AHL Holdings Ltd.	2/2/2005	Active	September 1, 2006
WM 153	NMC894090	AHL Holdings Ltd.	2/2/2005	Active	September 1, 2006
WM 154	NMC894091	AHL Holdings Ltd.	2/2/2005	Active	September 1, 2006
WM 155	NMC894092	AHL Holdings Ltd.	2/2/2005	Active	September 1, 2006
WM 156	NMC894093	AHL Holdings Ltd.	2/2/2005	Active	September 1, 2006
WM 157	NMC894094	AHL Holdings Ltd.	2/2/2005	Active	September 1, 2006
WM 158	NMC894095	AHL Holdings Ltd.	2/2/2005	Active	September 1, 2006
WM 159	NMC894096	AHL Holdings Ltd.	2/2/2005	Active	September 1, 2006
WM 160	NMC894097	AHL Holdings Ltd.	2/2/2005	Active	September 1, 2006
WM 161	NMC894098	AHL Holdings Ltd.	2/2/2005	Active	September 1, 2006
WM 162	NMC894099	AHL Holdings Ltd.	2/2/2005	Active	September 1, 2006
WM 163	NMC894100	AHL Holdings Ltd.	2/2/2005	Active	September 1, 2006
WM 164	NMC894101	AHL Holdings Ltd.	2/2/2005	Active	September 1, 2006
WM 165	NMC894102	AHL Holdings Ltd.	2/2/2005	Active	September 1, 2006
WM 166	NMC894103	AHL Holdings Ltd.	2/2/2005	Active	September 1, 2006
WM 167	NMC894104	AHL Holdings Ltd.	2/2/2005	Active	September 1, 2006
WM 168	NMC894105	AHL Holdings Ltd.	2/2/2005	Active	September 1, 2006
WM 169	NMC894106	AHL Holdings Ltd.	2/2/2005	Active	September 1, 2006
WM 170	NMC894107	AHL Holdings Ltd.	2/3/2005	Active	September 1, 2006
WM 171	NMC894108	AHL Holdings Ltd.	2/3/2005	Active	September 1, 2006

6.

Claim Name	BLM Serial No.	Registered Owner	Location Date	Status	Expiry Date
WM 172	NMC894109	AHL Holdings Ltd.	2/3/2005	Active	September 1, 2006
WM 173	NMC894110	AHL Holdings Ltd.	2/3/2005	Active	September 1, 2006
WM 174	NMC894111	AHL Holdings Ltd.	2/3/2005	Active	September 1, 2006
WM 175	NMC894112	AHL Holdings Ltd.	2/3/2005	Active	September 1, 2006
WM 176	NMC894113	AHL Holdings Ltd.	2/3/2005	Active	September 1, 2006
WM 177	NMC894114	AHL Holdings Ltd.	2/3/2005	Active	September 1, 2006
WM 178	NMC894115	AHL Holdings Ltd.	2/3/2005	Active	September 1, 2006
WM 179	NMC894116	AHL Holdings Ltd.	2/3/2005	Active	September 1, 2006
WM 180	NMC894117	AHL Holdings Ltd.	2/3/2005	Active	September 1, 2006
WM 181	NMC894118	AHL Holdings Ltd.	2/3/2005	Active	September 1, 2006
WM 182	NMC894119	AHL Holdings Ltd.	2/3/2005	Active	September 1, 2006
WM 183	NMC894120	AHL Holdings Ltd.	2/3/2005	Active	September 1, 2006
WM 184	NMC894121	AHL Holdings Ltd.	2/3/2005	Active	September 1, 2006
WM 185	NMC894122	AHL Holdings Ltd.	2/3/2005	Active	September 1, 2006
WM 186	NMC894123	AHL Holdings Ltd.	2/3/2005	Active	September 1, 2006
WM 187	NMC894124	AHL Holdings Ltd.	2/3/2005	Active	September 1, 2006
WM 188	NMC894125	AHL Holdings Ltd.	2/3/2005	Active	September 1, 2006
WM 189	NMC894126	AHL Holdings Ltd.	2/3/2005	Active	September 1, 2006
WM 190	NMC894127	AHL Holdings Ltd.	2/3/2005	Active	September 1, 2006
WM 191	NMC894128	AHL Holdings Ltd.	2/3/2005	Active	September 1, 2006
WM 192	NMC894129	AHL Holdings Ltd.	2/3/2005	Active	September 1, 2006
WM 193	NMC894130	AHL Holdings Ltd.	2/3/2005	Active	September 1, 2006
WM 194	NMC894131	AHL Holdings Ltd.	2/3/2005	Active	September 1, 2006
WM 195	NMC894132	AHL Holdings Ltd.	2/3/2005	Active	September 1, 2006

7.

Claim Name	BLM Serial No.	Registered Owner	Location Date	Status	Expiry Date
WM 196	NMC894133	AHL Holdings Ltd.	2/3/2005	Active	September 1, 2006
WM 197	NMC894134	AHL Holdings Ltd.	2/3/2005	Active	September 1, 2006
WM 198	NMC894135	AHL Holdings Ltd.	2/3/2005	Active	September 1, 2006
WM 199	NMC894136	AHL Holdings Ltd.	2/3/2005	Active	September 1, 2006
WM 200	NMC894137	AHL Holdings Ltd.	2/3/2005	Active	September 1, 2006
WM 201	NMC894138	AHL Holdings Ltd.	2/4/2005	Active	September 1, 2006
WM 202	NMC894139	AHL Holdings Ltd.	2/4/2005	Active	September 1, 2006
WM 203	NMC894140	AHL Holdings Ltd.	2/4/2005	Active	September 1, 2006
WM 204	NMC894141	AHL Holdings Ltd.	2/4/2005	Active	September 1, 2006
WM 206	NMC917492	AHL Holdings Ltd.	11/19/2005	Active	September 1, 2006
WM 207	NMC917493	AHL Holdings Ltd.	11/19/2005	Active	September 1, 2006
WM 208	NMC917494	AHL Holdings Ltd.	11/19/2005	Active	September 1, 2006
WM 217	NMC908910	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 218	NMC908911	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 219	NMC908912	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 220	NMC908913	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 221	NMC908914	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 222	NMC908915	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 223	NMC908916	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 224	NMC908917	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 225	NMC908918	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 226	NMC908919	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 227	NMC908920	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 228	NMC908921	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006

8.

Claim Name	BLM Serial No.	Registered Owner	Location Date	Status	Expiry Date
WM 229	NMC908922	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 230	NMC908923	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 231	NMC908924	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 232	NMC908925	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 233	NMC908926	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 234	NMC908927	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 235	NMC908928	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 236	NMC908929	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 237	NMC908930	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 238	NMC908931	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 239	NMC908932	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 240	NMC908933	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 241	NMC908934	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 242	NMC908935	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 243	NMC908936	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 244	NMC908937	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 245	NMC908938	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 246	NMC908939	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 247	NMC908940	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 248	NMC908941	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 249	NMC908942	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 250	NMC908943	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 251	NMC908944	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 252	NMC908945	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006

9.

Claim Name	BLM Serial No.	Registered Owner	Location Date	Status	Expiry Date
WM 253	NMC908946	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 254	NMC908947	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 255	NMC908948	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 256	NMC908949	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 257	NMC908950	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 258	NMC908951	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 259	NMC908952	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 260	NMC908953	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 261	NMC908954	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 262	NMC908955	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 263	NMC908956	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 264	NMC908957	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 265	NMC908958	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 266	NMC908959	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 267	NMC908960	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 268	NMC908961	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 269	NMC908962	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 270	NMC908963	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 271	NMC908964	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 272	NMC908965	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 273	NMC908966	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 274	NMC908967	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 275	NMC908968	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 276	NMC908969	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006

10.

Claim Name	BLM Serial No.	Registered Owner	Location Date	Status	Expiry Date
WM 277	NMC908970	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 278	NMC908971	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 279	NMC908972	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 280	NMC908973	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 281	NMC908974	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 282	NMC908975	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 283	NMC908976	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 284	NMC908977	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 285	NMC908978	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 286	NMC908979	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 287	NMC908980	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 288	NMC908981	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 289	NMC908982	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 290	NMC908983	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 291	NMC908984	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 292	NMC908985	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 293	NMC908986	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 294	NMC908987	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 295	NMC908988	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 296	NMC908989	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 297	NMC908990	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 298	NMC908991	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 299	NMC908992	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 300	NMC908993	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006

11.

Claim Name	BLM Serial No.	Registered Owner	Location Date	Status	Expiry Date
WM 301	NMC908994	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 302	NMC908995	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 303	NMC908996	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 304	NMC908997	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 305	NMC908998	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 306	NMC908999	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 307	NMC909000	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 308	NMC909001	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 309	NMC909002	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 310	NMC909003	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 311	NMC909004	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 312	NMC909005	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 313	NMC909006	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 314	NMC909007	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 315	NMC909008	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 316	NMC909009	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 317	NMC909010	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 318	NMC909011	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 319	NMC909012	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 320	NMC909013	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 321	NMC909014	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 322	NMC909015	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 323	NMC909016	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 324	NMC909017	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006

12.

Claim Name	BLM Serial No.	Registered Owner	Location Date	Status	Expiry Date
WM 325	NMC909018	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 326	NMC909019	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 327	NMC909020	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 328	NMC909021	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 329	NMC909022	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 330	NMC909023	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 331	NMC909024	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 332	NMC909025	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 333	NMC909026	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 334	NMC909027	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 335	NMC909028	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 336	NMC909029	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 337	NMC909030	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 338	NMC909031	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 339	NMC909032	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 340	NMC909033	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 341	NMC909034	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 342	NMC909035	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 343	NMC909036	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 344	NMC909037	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 345	NMC909038	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 346	NMC909039	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006
WM 347	NMC909040	AHL Holdings Ltd.	9/1/2005	Active	September 1, 2006

13.

(1)

The unpatented mining claims will become void in 90 days from the date of location if the filing and recording are not timely. If they are timely, the claims will be in good standing until September 1, 2006. If the federal annual maintenance fees for the assessment year 2005 to 2006 are paid on or before September 1, 2006, the claims will remain in good standing until September 1, 2007. Otherwise, the claims will become void on September 1, 2006.

MERIDIAN CLAIMS
MUC 1-48 and MUC 71-168

Claim Name	BLM Serial No.	Registered Owner	Location Date	Status	Expiry Date
MUC 1	NMC 898601	Meridian Mineral Corporation	03/15/2005	Active	September 1, 2006
MUC 2	NMC 898602	Meridian Mineral Corporation	03/15/2005	Active	September 1, 2006
MUC 3	NMC 898603	Meridian Mineral Corporation	03/15/2005	Active	September 1, 2006
MUC 4	NMC 898604	Meridian Mineral Corporation	03/15/2005	Active	September 1, 2006
MUC 5	NMC 898605	Meridian Mineral Corporation	03/15/2005	Active	September 1, 2006
MUC 6	NMC 898606	Meridian Mineral Corporation	03/15/2005	Active	September 1, 2006
MUC 7	NMC 898607	Meridian Mineral Corporation	03/15/2005	Active	September 1, 2006
MUC 8	NMC 898608	Meridian Mineral Corporation	03/15/2005	Active	September 1, 2006
MUC 9	NMC 898609	Meridian Mineral Corporation	03/15/2005	Active	September 1, 2006
MUC 10	NMC 898610	Meridian Mineral Corporation	03/15/2005	Active	September 1, 2006
MUC 11	NMC 898611	Meridian Mineral Corporation	03/15/2005	Active	September 1, 2006
MUC 12	NMC 898612	Meridian Mineral Corporation	03/15/2005	Active	September 1, 2006
MUC 13	NMC 898613	Meridian Mineral Corporation	03/15/2005	Active	September 1, 2006
MUC 14	NMC 898614	Meridian Mineral Corporation	03/15/2005	Active	September 1, 2006
MUC 15	NMC 898615	Meridian Mineral Corporation	03/15/2005	Active	September 1, 2006
MUC 16	NMC 898616	Meridian Mineral Corporation	03/15/2005	Active	September 1, 2006
MUC 17	NMC 898617	Meridian Mineral Corporation	03/15/2005	Active	September 1, 2006
MUC 18	NMC 898618	Meridian Mineral Corporation	03/15/2005	Active	September 1, 2006
MUC 19	NMC 898619	Meridian Mineral Corporation	03/15/2005	Active	September 1, 2006
MUC 20	NMC 898620	Meridian Mineral Corporation	03/15/2005	Active	September 1, 2006
MUC 21	NMC 898621	Meridian Mineral Corporation	03/15/2005	Active	September 1, 2006
MUC 22	NMC 898622	Meridian Mineral Corporation	03/15/2005	Active	September 1, 2006
MUC 23	NMC 898623	Meridian Mineral Corporation	03/15/2005	Active	September 1, 2006
MUC 24	NMC 898624	Meridian Mineral Corporation	03/15/2005	Active	September 1, 2006
MUC 25	NMC 898625	Meridian Mineral Corporation	03/15/2005	Active	September 1, 2006
MUC 26	NMC 898626	Meridian Mineral Corporation	03/15/2005	Active	September 1, 2006
MUC 27	NMC 898627	Meridian Mineral Corporation	03/15/2005	Active	September 1, 2006
MUC 28	NMC 898628	Meridian Mineral Corporation	03/15/2005	Active	September 1, 2006
MUC 29	NMC 898629	Meridian Mineral Corporation	03/15/2005	Active	September 1, 2006
MUC 30	NMC 898630	Meridian Mineral Corporation	03/15/2005	Active	September 1, 2006
MUC 31	NMC 898631	Meridian Mineral Corporation	03/15/2005	Active	September 1, 2006
MUC 32	NMC 898632	Meridian Mineral Corporation	03/15/2005	Active	September 1, 2006
MUC 33	NMC 898633	Meridian Mineral Corporation	03/15/2005	Active	September 1, 2006
MUC 34	NMC 898634	Meridian Mineral Corporation	03/15/2005	Active	September 1, 2006
MUC 35	NMC 898635	Meridian Mineral Corporation	03/15/2005	Active	September 1, 2006
MUC 36	NMC 898636	Meridian Mineral Corporation	03/15/2005	Active	September 1, 2006
MUC 37	NMC 898637	Meridian Mineral Corporation	03/15/2005	Active	September 1, 2006
MUC 38	NMC 898638	Meridian Mineral Corporation	03/15/2005	Active	September 1, 2006
MUC 39	NMC 898639	Meridian Mineral Corporation	03/15/2005	Active	September 1, 2006
MUC 40	NMC 898640	Meridian Mineral Corporation	03/15/2005	Active	September 1, 2006
MUC 41	NMC 898641	Meridian Mineral Corporation	03/15/2005	Active	September 1, 2006
MUC 42	NMC 898642	Meridian Mineral Corporation	03/15/2005	Active	September 1, 2006

2.

Claim Name	BLM Serial No.	Registered Owner	Location Date	Status	Expiry Date
MUC 43	NMC 898643	Meridian Mineral Corporation	03/15/2005	Active	September 1, 2006
MUC 44	NMC 898644	Meridian Mineral Corporation	03/15/2005	Active	September 1, 2006
MUC 45	NMC 898645	Meridian Mineral Corporation	03/15/2005	Active	September 1, 2006
MUC 46	NMC 898646	Meridian Mineral Corporation	03/15/2005	Active	September 1, 2006

MUC 71	NMC 898647	Meridian Mineral Corporation	03/17/2005	Active	September 1, 2006
MUC 72	NMC 898648	Meridian Mineral Corporation	03/17/2005	Active	September 1, 2006
MUC 73	NMC 898649	Meridian Mineral Corporation	03/17/2005	Active	September 1, 2006
MUC 74	NMC 898650	Meridian Mineral Corporation	03/17/2005	Active	September 1, 2006
MUC 75	NMC 898651	Meridian Mineral Corporation	03/17/2005	Active	September 1, 2006
MUC 76	NMC 898652	Meridian Mineral Corporation	03/17/2005	Active	September 1, 2006
MUC 77	NMC 898653	Meridian Mineral Corporation	03/16/2005	Active	September 1, 2006
MUC 78	NMC 898654	Meridian Mineral Corporation	03/16/2005	Active	September 1, 2006
MUC 79	NMC 898655	Meridian Mineral Corporation	03/16/2005	Active	September 1, 2006
MUC 80	NMC 898656	Meridian Mineral Corporation	03/16/2005	Active	September 1, 2006
MUC 81	NMC 898657	Meridian Mineral Corporation	03/16/2005	Active	September 1, 2006
MUC 82	NMC 898658	Meridian Mineral Corporation	03/16/2005	Active	September 1, 2006
MUC 83	NMC 898659	Meridian Mineral Corporation	03/16/2005	Active	September 1, 2006
MUC 84	NMC 898660	Meridian Mineral Corporation	03/16/2005	Active	September 1, 2006
MUC 85	NMC 898661	Meridian Mineral Corporation	03/16/2005	Active	September 1, 2006
MUC 86	NMC 898662	Meridian Mineral Corporation	03/16/2005	Active	September 1, 2006
MUC 87	NMC 898663	Meridian Mineral Corporation	03/16/2005	Active	September 1, 2006
MUC 88	NMC 898664	Meridian Mineral Corporation	03/16/2005	Active	September 1, 2006
MUC 89	NMC 898665	Meridian Mineral Corporation	03/17/2005	Active	September 1, 2006
MUC 90	NMC 898666	Meridian Mineral Corporation	03/17/2005	Active	September 1, 2006
MUC 91	NMC 898667	Meridian Mineral Corporation	03/17/2005	Active	September 1, 2006
MUC 92	NMC 898668	Meridian Mineral Corporation	03/17/2005	Active	September 1, 2006
MUC 93	NMC 898669	Meridian Mineral Corporation	03/17/2005	Active	September 1, 2006
MUC 94	NMC 898670	Meridian Mineral Corporation	03/17/2005	Active	September 1, 2006
MUC 95	NMC 898671	Meridian Mineral Corporation	03/17/2005	Active	September 1, 2006
MUC 96	NMC 898672	Meridian Mineral Corporation	03/17/2005	Active	September 1, 2006
MUC 97	NMC 898673	Meridian Mineral Corporation	03/17/2005	Active	September 1, 2006
MUC 98	NMC 898674	Meridian Mineral Corporation	03/17/2005	Active	September 1, 2006
MUC 99	NMC 898675	Meridian Mineral Corporation	03/17/2005	Active	September 1, 2006
MUC 100	NMC 898676	Meridian Mineral Corporation	03/17/2005	Active	September 1, 2006
MUC 101	NMC 898677	Meridian Mineral Corporation	03/17/2005	Active	September 1, 2006
MUC 102	NMC 898678	Meridian Mineral Corporation	03/17/2005	Active	September 1, 2006
MUC 103	NMC 898679	Meridian Mineral Corporation	03/17/2005	Active	September 1, 2006
MUC 104	NMC 898680	Meridian Mineral Corporation	03/17/2005	Active	September 1, 2006
MUC 105	NMC 898681	Meridian Mineral Corporation	03/17/2005	Active	September 1, 2006
MUC 106	NMC 898682	Meridian Mineral Corporation	03/17/2005	Active	September 1, 2006
MUC 107	NMC 898683	Meridian Mineral Corporation	03/16/2005	Active	September 1, 2006
MUC 108	NMC 898684	Meridian Mineral Corporation	03/16/2005	Active	September 1, 2006
MUC 109	NMC 898685	Meridian Mineral Corporation	03/16/2005	Active	September 1, 2006
MUC 110	NMC 898686	Meridian Mineral Corporation	03/16/2005	Active	September 1, 2006
MUC 111	NMC 898687	Meridian Mineral Corporation	03/16/2005	Active	September 1, 2006

3.

Claim Name	BLM Serial No.	Registered Owner	Location Date	Status	Expiry Date
MUC 112	NMC 898688	Meridian Mineral Corporation	03/16/2005	Active	September 1, 2006
MUC 113	NMC 898689	Meridian Mineral Corporation	03/16/2005	Active	September 1, 2006
MUC 114	NMC 898690	Meridian Mineral Corporation	03/16/2005	Active	September 1, 2006
MUC 115	NMC 898691	Meridian Mineral Corporation	03/16/2005	Active	September 1, 2006
MUC 116	NMC 898692	Meridian Mineral Corporation	03/16/2005	Active	September 1, 2006
MUC 117	NMC 898693	Meridian Mineral Corporation	03/16/2005	Active	September 1, 2006
MUC 118	NMC 898694	Meridian Mineral Corporation	03/16/2005	Active	September 1, 2006
MUC 119	NMC 898695	Meridian Mineral Corporation	03/16/2005	Active	September 1, 2006
MUC 120	NMC 898696	Meridian Mineral Corporation	03/16/2005	Active	September 1, 2006
MUC 121	NMC 898697	Meridian Mineral Corporation	03/16/2005	Active	September 1, 2006
MUC 122	NMC 898698	Meridian Mineral Corporation	03/16/2005	Active	September 1, 2006
MUC 123	NMC 898699	Meridian Mineral Corporation	03/16/2005	Active	September 1, 2006
MUC 124	NMC 898700	Meridian Mineral Corporation	03/16/2005	Active	September 1, 2006
MUC 125	NMC 898701	Meridian Mineral Corporation	03/16/2005	Active	September 1, 2006
MUC 126	NMC 898702	Meridian Mineral Corporation	03/16/2005	Active	September 1, 2006
MUC 127	NMC 898703	Meridian Mineral Corporation	03/16/2005	Active	September 1, 2006
MUC 128	NMC 898704	Meridian Mineral Corporation	03/16/2005	Active	September 1, 2006
MUC 129	NMC 898705	Meridian Mineral Corporation	03/16/2005	Active	September 1, 2006
MUC 130	NMC 898706	Meridian Mineral Corporation	03/16/2005	Active	September 1, 2006
MUC 131	NMC 898707	Meridian Mineral Corporation	03/16/2005	Active	September 1, 2006
MUC 132	NMC 898708	Meridian Mineral Corporation	03/16/2005	Active	September 1, 2006
MUC 133	NMC 898709	Meridian Mineral Corporation	03/16/2005	Active	September 1, 2006
MUC 134	NMC 898710	Meridian Mineral Corporation	03/16/2005	Active	September 1, 2006
MUC 135	NMC 898711	Meridian Mineral Corporation	03/16/2005	Active	September 1, 2006
MUC 136	NMC 898712	Meridian Mineral Corporation	03/16/2005	Active	September 1, 2006
MUC 137	NMC 898713	Meridian Mineral Corporation	03/16/2005	Active	September 1, 2006
MUC 138	NMC 898714	Meridian Mineral Corporation	03/16/2005	Active	September 1, 2006
MUC 139	NMC 898715	Meridian Mineral Corporation	03/16/2005	Active	September 1, 2006
MUC 140	NMC 898716	Meridian Mineral Corporation	03/16/2005	Active	September 1, 2006
MUC 141	NMC 898717	Meridian Mineral Corporation	03/16/2005	Active	September 1, 2006
MUC 142	NMC 898718	Meridian Mineral Corporation	03/16/2005	Active	September 1, 2006
MUC 143	NMC 898719	Meridian Mineral Corporation	03/17/2005	Active	September 1, 2006
MUC 144	NMC 898720	Meridian Mineral Corporation	03/17/2005	Active	September 1, 2006
MUC 145	NMC 898721	Meridian Mineral Corporation	03/17/2005	Active	September 1, 2006
MUC 146	NMC 898722	Meridian Mineral Corporation	03/17/2005	Active	September 1, 2006
MUC 147	NMC 898723	Meridian Mineral Corporation	03/17/2005	Active	September 1, 2006
MUC 148	NMC 898724	Meridian Mineral Corporation	03/17/2005	Active	September 1, 2006
MUC 149	NMC 898725	Meridian Mineral Corporation	03/17/2005	Active	September 1, 2006
MUC 150	NMC 898726	Meridian Mineral Corporation	03/17/2005	Active	September 1, 2006
MUC 151	NMC 898727	Meridian Mineral Corporation	03/17/2005	Active	September 1, 2006
MUC 152	NMC 898728	Meridian Mineral Corporation	03/17/2005	Active	September 1, 2006
MUC 153	NMC 898729	Meridian Mineral Corporation	03/17/2005	Active	September 1, 2006
MUC 154	NMC 898730	Meridian Mineral Corporation	03/17/2005	Active	September 1, 2006
MUC 155	NMC 898731	Meridian Mineral Corporation	03/15/2005	Active	September 1, 2006
MUC 156	NMC 898732	Meridian Mineral Corporation	03/15/2005	Active	September 1, 2006
MUC 157	NMC 898733	Meridian Mineral Corporation	03/15/2005	Active	September 1, 2006

4.

Claim Name	BLM Serial No.	Registered Owner	Location Date	Status	Expiry Date
MUC 158	NMC 898734	Meridian Mineral Corporation	03/15/2005	Active	September 1, 2006
MUC 159	NMC 898735	Meridian Mineral Corporation	03/15/2005	Active	September 1, 2006
MUC 160	NMC 898736	Meridian Mineral Corporation	03/15/2005	Active	September 1, 2006
MUC 161	NMC 898737	Meridian Mineral Corporation	03/15/2005	Active	September 1, 2006
MUC 162	NMC 898738	Meridian Mineral Corporation	03/15/2005	Active	September 1, 2006
MUC 163	NMC 898739	Meridian Mineral Corporation	03/15/2005	Active	September 1, 2006
MUC 164	NMC 898740	Meridian Mineral Corporation	03/15/2005	Active	September 1, 2006
MUC 165	NMC 898741	Meridian Mineral Corporation	03/15/2005	Active	September 1, 2006
MUC 166	NMC 898742	Meridian Mineral Corporation	03/15/2005	Active	September 1, 2006
MUC 167	NMC 898743	Meridian Mineral Corporation	03/15/2005	Active	September 1, 2006
MUC 168	NMC 898744	Meridian Mineral Corporation	03/15/2005	Active	September 1, 2006

SCHEDULE 3

to the Earn-In Agreement made as of <*> between EVOLVING GOLD CORPORATION and MERIDIAN MINERALS CORP.

JOINT VENTURE EXPLORATION AND MINE DEVELOPMENT AGREEMENT

SCHEDULE 4

to the Earn-In Agreement made as of <*> between EVOLVING GOLD CORPORATION and MERIDIAN MINERALS CORP.

PERMITTED ENCUMBRANCES

Sections	Serial Number	Date of Grant	Description
12	Nev 049536	8-24-1959	ROW for microwave site (see MTP supplement), expires 8- 23-2009.
12,13	Nev 016829	3-7-1960	ROW for buried transmission line to Nevada Bll microwave station, 100' width, indefinite term.
12	Nev 015378	3-25-1960	ROW for radio tower site; MTP supplement indicates on same land as N 52752, N 7673, N 4692, N 3651, and N 1865; indefinite term.
12,13	Nev 050081	4-7-1960	ROW for telephone and telegraph line, 40' width, expires 4- 6-2010.
8	Nev 058610	9-18-1962	ROW for OG pipeline, 50' width.
12	Nev 066216	8-19-1965	ROW for telephone and telegraph line, 20' width, expires 8- 17-2015.
12	N 1865	3-26-1968	ROW for Winnemucca Mountain communication site; MTP supplement indicates on same land as Nev 015378, N 52752, N 7673, N 4692, N 3651; expires 3-25-2018.
12	N 3651	12-9-1969	ROW for radio repeater communications site; MTP supplement indicates on same land as Nev 015378, N 52752, N 7673, N 4692, and N 1865, expires 12-8-2019.
12	N 7673	2-22-1974	ROW for radio repeater site, MTP supplement indicates on same land as Nev 015378, N 52752, N 3651, N 4692, and N 1865, expires 2-21-2024.
12	N 12896	2-7-1977	ROW for transmission line, 26' width, expires 2-6-2007.
12	N 52752	6-26-1990	ROW for communication site, MTP supplement indicates on same land as Nev 015378, N 3651, N 7673, N 4692, and N 1865, expires 6-25-2020.
12	N 53293	11-14-1990	ROW for communication site, see MTP supplement, expires 11-13-2020.
12	N 54033	3-27-1991	ROW for communication site, see MTP supplement, expires 3-26-2041.
12	N 53973	5-29-1991	ROW for communication site, MTP supplement indicates on same land as N 55149, N 54337, expires 5-28-2021.
12	N 54337	7-26-1991	ROW for communication site, MTP supplement indicates on same land as N 55149, N 53973, expires 7-25-2021.
12	N 55149	12-16-1991	ROW for communication site for NPR station, MTP supplement indicates on same land as N 54337, N 53973, expires 12-15-2021.
12,13, (16?)	N 60191	10-12-1995	ROW for fiberoptic cable, width varies, expires 10-11- 2045. The SRP indicates it also affects the W1/2SW1/4 of Section 16, but this is not depicted on the MTH

SCHEDULE 5

to the Earn-In Agreement made as of <*> between EVOLVING GOLD CORPORATION and MERIDIAN MINERALS CORP.

CERTIFICATE

TO:	EVOLVING GOLD CORPORATION
AND TO:	MERIDIAN MINERALS CORP.
AND TO:	FRASER MILNER CASGRAIN LLP:

AHL Holdings Ltd. (“AHL”) understands that Evolving Gold Corporation (“Evolving”) and Meridian Mineral Corp. (“Meridian”) are negotiating an agreement (the “Meridian Earn-In Agreement”) regarding the possible acquisition by Meridian of a portion of the option granted by AHL and Golden a Sands Exploration Inc. (“Golden Sands”) to Evolving under an option agreement dated December 3, 2004, as amended on January 7, 2005, as further amended on February 25, 2005, as further amended on April 21,2005, as further amended on January 26, 2006, as further amended on April 27, 2006, as further amended on June 16, 2006 and as further amended and restated on June ___, 2006 (the “Amended and Restated Evolving Option Agreement”).

This certificate is provided to the addressees to provide certain comfort to the addressees.

AHL hereby certifies that:

(a)

Subject to the terms of the option agreement dated March 22, 2004 between AHL and Golden Arc Mining & Refining Inc. (the “Underlying Golden Arc Option Agreement”), AHL is the sole registered owner and AHL and Golden Sands are the sole beneficial owners of all of the Claims, as defined in the Amended and Restated Evolving Option Agreement excepting the Golden Arc Claims (as defined in the Amended and Restated Evolving Option Agreement) in which case AHL is the sole registered owner and Golden Arc has represented to AHL that it is the sole beneficial owner, and AHL and Golden Sands have all necessary authority to convey to Evolving a 100% interest in the Claims in accordance with the terms of the Amended and Restated Evolving Option Agreement.

(b)

AHL and its Affiliates (as defined in the Amended and Restated Evolving Option Agreement) have not created, suffered or allowed to exist in respect of the Claims any mortgages, pledges, liens, embargoes and clouds on title, including any lease, license or litigation.

(c)

AHL and its Affiliates have not sold, transferred, assigned or granted to any third party any right, title or interest in, or any right to acquire any such interest in, all or any of the Claims. Without limiting the generality of the foregoing, AHL or its Affiliates have not entered into and there are not any agreements or options to grant or convey any interest in the Claims or to pay any royalties with respect to the Claims except for Evolving’s obligation to pay royalties to AHL in accordantce with the terms of the Amended and Restated Evolving Option Agreement and AHL’s obligations to pay royalties to Golden Arc in accordance with the Underlying Golden Arc Option Agreement.

2.

(d)

AHL hereby acknowledges that Evolving is negotiating the Meridian Earn-In Agreement and although AHL has not reviewed the Meridian Earn-In, AHL confirms that the entering into of the Meridian Earn-In Agreement will not be a breach of the restrictions found in Section 8.1 and 8.2 of the Amended and Restated Option Agreement.

(e)

AHL has entered into the Amended and Restated Evolving Option Agreement and confirms that all of the representations and warranties contained in the Amended and Restated Evolving Option Agreement relating to AHL are true and correct in all material respects on the date hereof, except to the extent that such representations and warranties speak as of an earlier date, in which event such representations and warranties arc true and correct as of such earlier date.

(f)	AHL confirms that the Option (as defined in the Amended and Restated Evolving Option Agreement) is in good standing.

(g)	AHL confirms that the option granted to AHL in the Underlying Golden Arc Option Agreement is in good standing and in full force and effect.

DATED as of this ___day of August, 2006.

AHL HOLDINGS LTD

By:

_________________________________________
Alec Lenec, President

SCHEDULE 6

to the Earn-In Agreement made as of <*> between EVOLVING GOLD CORPORATION and MERIDIAN MINERALS CORP.

CERTIFICATE

TO:	EVOLVING GOLD CORPORATION
AND TO:	MERIDIAN MINERALS CORP.
AND TO:	FRASER MILNER CASGRAIN LLP

Golden Sands Exploration Inc.. (“Golden Sands”) understands that Evolving Gold Corporation (“Evolving”) and Meridian Mineral Corp. (“Meridian”) are negotiating an agreement (the “Meridian Earn-In Agreement”) regarding the possible acquisition by Meridian of a portion of the option granted by AHL and Golden Sands to Evolving under an option agreement dated December 3, 2004, as amended on January 7, 2005, as further amended on February 25, 2005, as further amended on April 21, 2006, as further amended on January 26, 2006, as further amended on April 27, 2006, as further amended on June 16, 2006 and as further amended and restated on June ___, 2006 (the “Amended and Restated Evolving Option Agreement”).

This certificate is provided to the addressees to provide certain comfort to the addressees.

Golden Sands hereby certifies that:

(a)

Subject to the terms of the option agreement dated March 22, 2004 between AHL Holdings Ltd. (“AHL”) and Golden Arc Mining & Refining Inc. (“Golden Arc”) (the “Underlying Golden Arc Option Agreement”), AHL is the sole registered owner and AHL and Golden Sands are the sole beneficial owners of all of the Claims, as defined in the Amended and Restated Evolving Option Agreement excepting the Golden Arc Claims (as defined in the Amended and Restated Evolving Option Agreement) in which case AHL is the sole registered owner and Golden Arc has represented to AHL that it is the sole beneficial owner, and AHL and Golden Sands have all necessary authority to convey to Evolving a 100% interest in the Claims.

(b)

Golden Sands and its Affiliates (as defined in the Amended and Restated Evolving Option Agreement) have not created, suffered or allowed to exist in respect of the Claims any mortgages pledges, liens, embargoes and clouds on title, including any lease, license or litigation.

(c)

Golden Sands and its Affiliates have not sold, transferred, assigned or granted to any third party any right title or interest in, or any right to acquire any such interest in, all or any of the Claims Without limiting the generality of the foregoing, Golden Sands or it Affiliates have not entered into and there are not any agreements or options to grant or convey any interest in the Claims or to pay any royalties with respect to the Claims except for Evolving’s obligation to pay royalties to AHL in accordance with the terms of the Amended and Restated Evolving Option Agreement and AHL’s obligation’s to pay royalties to Golden Arc in accordance with the Underlying Golden Arc Option Agreement.

4.

(d)

Golden Sands hereby acknowledges that Evolving is negotiating the Meridian Earn-In Agreement and although Golden Sands has not reviewed the Meridian Earn-In Agreement, AHL confirms that the entering into of the Meridian Earn- In Agreement will not be a breach of the restrictions found in Section 8.1 and 8.2 of the Amended and Restated Option Agreement

(e)

Golden Sands has entered into the Amended and Restated Evolving Option Agreement and confirms that all of the representations and warranties contained in the Amended and Restated Evolving Option Agreement relating to AHL and Golden Sands are true and correct in all material respects on the date hereof, except to the extent that such representations and warranties speak as of an earlier date, in which event such representations and warranties are true and correct as of such earlier date.

(f)	Golden Sands confirms that the Option (as defined in the Amended and Restated Evolving Option Agreement) is in good standing.

(g)	Golden Sands confirms that the option granted to AHL in the Underlying Golden Arc Option Agreement is in good standing and in full force and effect.

DATED as of this ___ day of August, 2006.

GOLDEN SANDS EXPLORATION INC.

By:

______________________________________
Alec Lenec, President

SCHEDULE 7

to Earn-In Agreement made as of <*> between EVOLVING GOLD CORPORATION and MERIDIAN MINERALS CORP.

UNDERLYING AGREEMENT